Exhibit 99.1

            Contact:  Anne Bugge
                                                                                                                                  (425) 951-1378

SONOSITE PREVIEWS PRELIMINARY
FIRST QUARTER REVENUE RESULTS

BOTHELL, WA– April 6, 2009– SonoSite, Inc. (Nasdaq:SONO), the world leader and specialist in hand-carried and point-of-care ultrasound, today  provided preliminary revenue results for the first quarter ended March 31, 2009.

The company said worldwide revenue decreased by 1% - 2% in Q1 2009 compared to Q1 2008. On a constant currency basis, worldwide revenues grew 6% - 7% in the quarter, indicating a currency headwind of approximately 8%.

US revenues grew approximately 4% year over year.  Continued slowing of US hospital capital spending drove a mid-teen percentage decline in SonoSite’s US hospital revenues.  This was offset by excellent growth in the company’s US enterprise channel.  International revenues decreased approximately 6% in the quarter, driven by the impact of a weaker dollar. On a constant currency basis the International sector was up approximately 8% in Q1 2009 on a year over year basis.

These revenue estimates are preliminary. The company will report full financial results for the first quarter on April 27, 2009 after the close of market.

About SonoSite
SonoSite, Inc. (www.sonosite.com) is the innovator and world leader in hand-carried ultrasound.  Headquartered near Seattle, the company is represented by ten subsidiaries and a global distribution network in over 100 countries.  SonoSite’s small, lightweight systems are expanding the use of ultrasound across the clinical spectrum by cost-effectively bringing high performance ultrasound to the point of patient care.  The company employs approximately 650 people worldwide.

Forward-looking Information and the Private Litigation Reform Act of 1995

Certain statements in this press release relating to the market acceptance of our products, possible future sales relating to expected orders, and our future financial position and operating results are “forward-looking statements” for the purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the opinions and estimates of our management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. These statements are not guaranties of future performance and are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions. Factors that could affect the rate and extent of market acceptance of our products, the receipt of expected orders, and our financial performance include our ability to successfully manufacture, market and sell our ultrasound systems, our ability to accurately forecast customer demand for our products, our customers’ ability to finance the purchase of our systems, including the effect of reduced spending by hospitals, our ability to manufacture and ship our systems in a timely manner to meet customer demand, variability in quarterly results caused by the timing of large project orders from governmental or international entities and the seasonality of hospital purchasing patterns, timely receipts of regulatory approvals to market and sell our products, regulatory and reimbursement changes in various national health care markets, constraints in government and public health spending, the ability of our distribution partners and other sales channels  to market and sell our products and any changes to such channels, the impact of patent litigation, our ability to execute our acquisition strategy, the effect of transactions and activities associated with our issuance of senior convertible debt in July 2007, including a repurchase of a portion of the debt, on the market price of our common stock, and as well as other factors contained in the Item 1A. “Risk Factors” section of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. We caution readers not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. We undertake no obligation to publicly revise any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.